Exhibit 99.1

To the Holders of:
STRATS(SM) Trust for Sprint Capital Corporation Securities, Series 2004-2 Structured Repackaged Asset-Backed Trust Securities
*CUSIP:      784788 200   6.500% Class A-1 Certificates
*CUSIP:      784788 AA9   0.375% Class A-2 Certificates

U.S. Bank Trust National Association, as Trustee for the STRATS(SM) Trust for Sprint Capital Corporation Securities, Series 2004-2, hereby gives notice with respect to the Scheduled Distribution Date of November 15, 2006 (the "Distribution Date") as follows:

1. The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, expressed as a dollar amount per $25 Class A-1 Certificate and as a dollar amount per $1,000 Notional Amount of Class A-2 Certificates, is as set forth below:

                      Principal          Interest           Total Distribution
      Class A-1       $  0.000000        $   0.8125         $   0.8125
      Class A-2       $  0.000000        $   1.8750         $   1.8750

2. The amount of aggregate interest due and not paid as of the Distribution Date is 0.000000.

3. No fees have been paid to the Trustee or any other party from the proceeds of the Underlying Securities.

4. $38,000,000 aggregate principal amount of Sprint Capital Corporation 6.875% Notes due November 15, 2028 (the Underlying Securities) are held for the above trust.

5. At the close of business on the Distribution Date, 1,520,000 Class A-1 Certificates representing $38,000,000 aggregate Certificate Principal Balance and $38,000,000 Notional Amount of Class A-2 Certificates were outstanding.

6. The current rating of the Underlying Securities is not provided in this report. Ratings can be obtained from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., by calling 212-438-2400 and from Moody's Investors Service, Inc. by calling 212-553-0377.

U.S. Bank Trust National Association,
as Trustee


*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.